As filed with the Securities and Exchange Commission on August 9, 2024

Registration No. 333-278419

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20459

FORM S-1/A

REGISTRATION STATEMENT

[Amendment No. 1]

UNDER

THE SECURITIES ACT OF 1933

KENILWORTH SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Wyoming	84-1641415
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

71 Beach Street

Daytona Beach, FL 32114

(312) 372-6900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Daniel Snyder

Chief Executive Officer

Kenilworth Systems Corporation

71 Beach Street

Daytona Beach, FL 32114

(312) 372-6900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Peter Berkman, Esq.

Law Offices of Peter Berkman PLLC

18865 State Rd. 54, #110

Lutz, FL 33558

(813) 801-9200

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement on Form S-1 (Amendment No. 1) (Registration No. 333-274863) (the “Registration Statement”) is being filed to, among other things, include our financial statements and certain other information contained in our amended Annual Report on Form 10-K/A for the year ended December 31, 2023 filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 14, 2024.

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The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission (the “SEC”) is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED August 8, 2024

PRELIMINARY PROSPECTUS

KENILWORTH SYSTEMS CORPORATION

30,239,278 Shares

Common Stock

Offered by the Selling Stockholders

Pursuant to this prospectus, the selling stockholders identified herein (the “Selling Stockholders”) are offering (the “Offering”) on a resale basis an aggregate of up to 25,531,228 shares of common stock, par value $0.01 per share (the “Common Stock” and, such shares of Common Stock that are being registered by this prospectus and offered on a resale basis, the “Resale Shares”), of Kenilworth Systems Corporation, a Wyoming corporation (“Kenilworth,” “we,” “us,” “our” or the “Company”). The Resale Shares consist of:

(i)	up to 28,239,278 shares of Common Stock issued to certain accredited investors in the 2023-2024 Private Placements (as defined below); and

(ii)	up to 2,000,000 shares of Common Stock issued to Steven Swank in exchange for a 60% controlling interest in Regenecell, Inc.. pursuant to the Share Exchange Agreement.

We are not offering or selling any Resale Shares under this prospectus, and we will not receive any of the proceeds from the sale of the Resale Shares by the Selling Stockholders pursuant to this prospectus.

Our registration of the securities covered by this prospectus does not mean that the Selling Stockholders will offer or sell any of the Resale Shares. The Selling Stockholders may sell the Resale Shares covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Stockholders may sell the Resale Shares in the section entitled “Plan of Distribution.” Discounts, concessions, commissions and similar selling expenses attributable to the sale of the Resale Shares will be borne by the Selling Stockholder. We will pay certain fees and expenses (other than discounts, concessions, commissions and similar selling expenses) incident to the registration of the Resale Shares with the SEC.

You should carefully read this prospectus and any applicable prospectus supplement before you invest in any of the securities being offered.

Our Common Stock is traded on the OTC Pink Sheets Market under the symbol “KENS.” On August 8, 2024, the last reported sales price for our Common Stock was $0.20 per share.

An investment in our securities involves a high degree of risk. You should carefully consider the information under the heading “Risk Factors” beginning on page 11 of this prospectus and any applicable prospectus supplement.

We are a “smaller reporting company” as defined by Rule 12b-2 of the Exchange Act and are subject to reduced public company reporting requirements.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The securities are not being offered in any jurisdiction where the offer is not permitted.

The date of this prospectus is August 8, 2024

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1/A that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, the Selling Stockholders may, from time to time, offer and sell the securities described in this prospectus in one or more offerings. Information about the Selling Stockholders may change over time.

This prospectus provides you with a general description of the shares the Selling Stockholders may offer. Each time the Selling Stockholders sell our shares of Common Stock using this prospectus, to the extent necessary and required by law, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the number of shares of Common Stock being offered, the manner of distribution, the identity of any underwriters or other counterparties and other specific terms related to the offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement made in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read this prospectus and any applicable prospectus supplement before making an investment in shares of our Common Stock. See “Where You Can Find More Information” for more information.

Neither we nor the Selling Stockholders have authorized anyone to give any information or to make any representation other than those contained in this prospectus. The Selling Stockholders are offering to sell, and seeking offers to buy, our securities only in jurisdictions where it is lawful to do so. We have not authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in any accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

For investors outside of the United States, neither we nor the Selling Stockholders have done anything that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to the offering and the distribution of this prospectus outside of the United States.

This prospectus contains estimates and other information concerning our industry, business and the potential markets for our product candidate, including data regarding the estimated size of such markets and the incidence of certain medical conditions. We obtained industry, market and competition data contained in this prospectus from academic and industry publications, research, surveys and studies conducted by third parties. We believe that the third-party data contained in this prospectus is reliable and based on reasonable assumptions. This information, to the extent it contains estimates, involves a number of assumptions and limitations, and you should not place undue reliance on such estimates. The industry in which we operate is subject to risks and uncertainties and are subject to change based on various factors, including those set forth under the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates contained in this prospectus. See also “Cautionary Statement Concerning Forward-Looking Statements.”

This prospectus may contain references to trademarks, trade names or service marks belonging to other entities. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ®, SM or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trademarks, trade names or service marks in this prospectus to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which statements are subject to substantial risks and uncertainties and are based on estimates and assumptions. All statements, other than statements of historical fact, included in this prospectus are forward-looking statements, including, without limitation, statements concerning our plans, objectives, goals, expectations, hopes, beliefs, intentions, assumptions, projections, estimates or strategies and any underlying assumptions regarding the future, our future results of operations and financial position, including the sufficiency of our existing cash resources to fund our operations for as long as anticipated, our liquidity, capital resources, costs and expenses, capital requirements, commitments and contingencies, the development or commercial potential of our products and services, and other statements regarding our business operations, including those included under the sections titled “Risk Factors,” “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in this prospectus. In some cases, you can identify forward-looking statements by terms such as “aim,” “may,” “might,” “will,” “would,” “shall,” “objective,” “intend,” “target,” “should,” “could,” “can,” “expect,” “anticipate,” “believe,” “design,” “estimate,” “forecast,” “predict,” “project,” “potential,” “possible,” “plan,” “seek,” “contemplate,” “goal,” “likely” or “continue” or the negative of these terms and similar expressions intended to identify forward-looking statements, but the absence of these terms does not mean that a statement is not forward-looking. Forward-looking statements are not historical facts and are based on our current expectations and beliefs with respect to future events and their potential effects and impacts. There can be no assurance that future events affecting us will be those that have been anticipated. Given the significant risks and uncertainties, you should not place undue reliance on these forward-looking statements.

There are a number of risks, uncertainties and other factors that could cause our actual results or outcomes, or the timing of our results or outcomes, to differ materially from the forward-looking statements expressed or implied in this prospectus. Such risks, uncertainties and other factors include, among others, the following risks, uncertainties and factors:

•

risks associated with the possible failure to realize certain anticipated benefits of the acquisition of a controlling interest in Regenecell, Inc., including with respect to future financial and operating results;

•	the effect of the completion of the Merger on our business relationships, operating results and business generally;

•

expectations regarding the strategies, prospects, plans, expectations and objectives of our management for future operations of the Company following the closing of the Regenecell, Inc. acquisition in September, 2023;

•	risks associated with our ability to manage expenses and unanticipated spending and costs that could reduce our cash resources;

•	risks related to our ability to correctly estimate our operating expenses and other events;

•	changes in capital resource requirements;

•	unexpected costs, charges or expenses resulting from the expansion of Regenecell, Inc. business operations;

•

legislative, regulatory, political, geopolitical and macroeconomic developments beyond our control, including inflationary pressures, general economic slowdown or a recession, high interest rates, changes in monetary policy, instability in financial institutions, the prospect of a shutdown of the U.S. federal government, the ongoing conflict in Ukraine, conflict in the Middle East and rising tensions between China and Taiwan;

•	success in retaining, recruiting or changes in, our officers, key employees or directors;

•	the liquidity and trading of our securities;

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•	regulatory actions with respect to our products and services or our competitors’ products and services;

•	our ability to successfully operate in non-U.S. jurisdictions in which we may choose to do business, including compliance with applicable regulatory requirements and laws;

•	our reliance on third-party contract development and service providers;

•	risks related to our ability to obtain additional financing and raise capital as necessary to fund operations or pursue business opportunities;

•	the direct and indirect effects of widespread health emergencies on our workforce, operations, financial results and cash flows;

•	our inability to continue to grow and manage our growth effectively;

•

our inability to comply with, and the effect on our business of, evolving legal standards and regulations, including those concerning data protection, consumer privacy and sustainability and evolving labor standards; and

•

our ability to remediate material weaknesses or other deficiencies in our internal control over financial reporting or to maintain effective disclosure controls and procedures and internal control over financial reporting.

There may be other factors that may cause our actual results or outcomes, or the timing of those results or outcomes, to differ materially from the forward-looking statements expressed or implied in this prospectus, including factors disclosed in the sections titled “Risk Factors,” “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in this prospectus. You should evaluate all forward-looking statements made in this prospectus and any prospectus supplement in the context of these risks and uncertainties.

We caution you that the risks, uncertainties and other factors referred to above and elsewhere in this prospectus may not contain all of the risks, uncertainties and other factors that may affect our future results, operations and outcomes. Moreover, new risks emerge from time to time. It is not possible for us to predict all risks. In addition, we cannot assure you that we will realize the results, benefits or developments that we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our business in the way expected. Past performance is not indicative of future performance.

Any forward-looking statements contained in this prospectus apply only as of the date made and are expressly qualified in their entirety by the cautionary statements included in this prospectus. Except as required by law, we disclaim any intent to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

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PROSPECTUS SUMMARY

The following summary highlights certain information contained elsewhere in this prospectus. This summary provides an overview of selected information and does not contain all of the information you should consider in making your investment decision. Therefore, you should read the entire prospectus carefully before investing in our securities. You should carefully consider the information set forth under the sections titled “Risk Factors,” “Cautionary Statement Concerning Forward-Looking Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and the related notes included elsewhere in this prospectus. Unless context otherwise requires, references herein to “we,” “us,” “our,” “Dianthus” or the “Company” refer to Dianthus Therapeutics, Inc. (formerly Magenta Therapeutics, Inc.) after completion of the Merger, references to “OpCo” or “Former Dianthus” refer to Dianthus Therapeutics OpCo, Inc. (formerly Dianthus Therapeutics, Inc.), and the term “Magenta” refers to the Company prior to completion of the Merger.

 ABOUT THE COMPANY

THE COMPANY

Kenilworth Systems Corporation hereinafter referred to as “Kenilworth”, the “Company” or “we”, was incorporated on April 25, 1968, under the laws of the State of New York, and reincorporated in the State of Wyoming on May 27, 2021, where it is currently domiciled. Kenilworth has been a publicly traded Company since August 1968 formerly on the National NASDAQ Market, and presently on the OTC Pink Sheet Market (trading symbol “KENS”).

GENERAL

On September 30, 2023, the Company completed a Share Exchange in which it acquired a 60% controlling equity interest in Regenecell, Inc., a Florida corporation which has been newly-formed and is engaged in the business of medical travel consulting and referral services. The Founder and President of Regenecell, Steven Swank, exchanged 600,000 of his Shares of Common Stock of Regenecell, Inc. for 2,000,000 Shares of Common Stock of the Company in a tax-free exchange. As a result of this transaction, of the total 1,000,000 Shares of Common Stock of Regenecell, Inc. authorized, issued, and outstanding, the Company owns 600,000 Shares representing 60%, and Mr. Swank owns the remaining 400,000 Shares, representing a 40% minority interest.

At the present time, we intend to carry on and expand Regenecell’s business operations in the international medical tourism, medical travel consulting, and medical concierge referral services as our sole line of business.  In addition, Kenilworth Systems Corporation and its management team are exploring opportunities to modifying its current structure into a Corporate Holding Company. The process for expanding our business operations in this manner is currently under discussion, and, if initiated, will allow the Company to acquire controlling equity interests in other emerging technology companies.

PRIOR OPERATIONS

The Company’s original business objective was to identify firms seeking data that employ omni-channel marketing that can utilize our data to drive product offerings. This target market includes advertising technology companies, enterprise solution platforms, or brands seeking to market goods and services to consumers using cutting-edge technology, multi-channel micro advertising. The data allows proprietary platforms programmatic and end-to-end omni-channel marketing capabilities using the consumer data sets.

Prior to this, we had been engaged in developing patents, markets and investigating how best to obtain Governmental approvals, by engaging lobbyists and consultants that would allow Internet, television, satellite, cable subscribers.  Kenilworth Systems was a leader in developing state of the art software for corporate licensing relating to technological design fields.  Kenilworth’s revenues were to be generated from licenses and patents an interest in a joint-venture operation to develop on- line secure tools for its clients and vendors of clients.

 On September 28, 2021, the Company completed the acquisition of certain intellectual property and database assets of ACL Group, Inc.

ASSET SALE TO ACL GROUP, INC.

On March 17, 2022, pursuant to an Agreement for Purchase and Sale of Assets, the Registrant completed the sale of its principal assets to ACL Group, Inc. These assets had originally been acquired from ACL Group, Inc. on September 23, 2021 in exchange for the issuance by the Registrant of a Secured Promissory Note in the amount of $300,000,000 to ACL Group, Inc. During the six-month period agreed upon by the Parties, the management of the Registrant determined that the cash-flow which would be obtained from the commercialization of these assets would be insufficient to meet the debt service obligations. Accordingly, the Parties agreed to the re-acquisition of the assets by ACL Group, Inc., and the Secured Promissory Note issued by the Registrant, dated September 23, 2021, in the principal amount of $300,000,000 plus accrued and unpaid interest was satisfied and extinguished.

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On March 28, 2022, the Registrant entered into a License Agreement with ACL Group, Inc. (“ACL”) which granted to the Registrant a limited, nonexclusive, nontransferable right to use certain Service and Documentation Assets of ACL.  The License included up to an estimated 240,000,000 data records, up to 300 data field points, consisting of an estimated 700,000,000 categorized records.

The Annual Charge for the License was computed for access to all of the categorized records automatically recurring as a perpetual license fee of $500,000.00 paid per terms of invoice as well as 5,000,000 shares of Common Stock of the Registrant which are non-dilutive nonrefundable common shares. Additional fees due to ACL for implementation of the License and Information Services provided by ACL’s support team amount was $137,250.

In January, 2023, the Company’s management determined that the prospective costs of the License Agreement were prohibitively expensive.  On February 2, 2023, the foregoing Asset Sale was reversed, and all of the Shares and Warrants which had been issued to ACL Group, Inc. were acquired by the current President of the Company, Dan W. Snyder, for $25,000 in consideration paid.

Our executive offices are located at 721 Beach Street, Daytona Beach, FL 32114, and our telephone number is (312) 372-6900. Our website address is www.Regenecellinc.com. Information contained on, or accessible through, our website is not incorporated by reference in this prospectus. We make our periodic and current reports available on our website, free of charge, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. No portion of our website is incorporated by reference into this prospectus. We file our annual, quarterly and special reports, proxy statements and other information with the SEC. Our filings with the SEC are also available to the public on the SEC’s website at http://www.sec.gov. Our Common Stock is traded on the OTC Pink Sheet market under the symbol “KENS”.

THE OFFERING

Shares of Common Stock to be offered by the Selling Stockholders:	Up to 30,239,278 shares of Common Stock.

Terms of the Offering:	The Selling Stockholders will determine when and how they will dispose of the shares of Common Stock registered under this prospectus for resale.

Shares of Common Stock outstanding:	As of June 30, 2024, there were 69,699,525 shares of Common Stock outstanding.

Use of Proceeds	We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale by the Selling Stockholders of the Common Stock.

Risk Factors

You should read the section titled “Risk Factors” located elsewhere in this prospectus for a discussion of the risks, uncertainties and other factors to consider carefully before deciding to invest in shares of our Common Stock.

OTC Markets Pink Sheet symbol:	Our Common Stock is listed on the OTC Markets Pink Sheets under the symbol “KENS.”

For additional information concerning the offering, see the section titled “Plan of Distribution.”

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SUMMARY OF RISK FACTORS

•

risks associated with the possible failure to realize certain anticipated benefits of the acquisition of a controlling interest in Regenecell, Inc., including with respect to future financial and operating results;

•	the effect of the completion of the Merger on our business relationships, operating results and business generally;

•

expectations regarding the strategies, prospects, plans, expectations and objectives of our management for future operations of the Company following the closing of the Regenecell, Inc. acquisition in September 2023;

•	risks associated with our ability to manage expenses and unanticipated spending and costs that could reduce our cash resources;

•	risks related to our ability to correctly estimate our operating expenses and other events;

•	changes in capital resource requirements;

•	unexpected costs, charges or expenses resulting from the expansion of Regenecell, Inc. business operations;

•

legislative, regulatory, political, geopolitical and macroeconomic developments beyond our control, including inflationary pressures, general economic slowdown or a recession, high interest rates, changes in monetary policy, instability in financial institutions, the prospect of a shutdown of the U.S. federal government, the ongoing conflict in Ukraine, conflict in the Middle East and rising tensions between China and Taiwan;

•	success in retaining, recruiting or changes in, our officers, key employees or directors;

•	the liquidity and trading of our securities;

•	regulatory actions with respect to our products and services or our competitors’ products and services;

•	our ability to successfully operate in non-U.S. jurisdictions in which we may choose to do business, including compliance with applicable regulatory requirements and laws;

•	our reliance on third-party contract development and service providers;

•	risks related to our ability to obtain additional financing and raise capital as necessary to fund operations or pursue business opportunities;

•	the direct and indirect effects of widespread health emergencies on our workforce, operations, financial results and cash flows;

•	our inability to continue to grow and manage our growth effectively;

•

our inability to comply with, and the effect on our business of, evolving legal standards and regulations, including those concerning data protection, consumer privacy and sustainability and evolving labor standards; and

•

our ability to remediate material weaknesses or other deficiencies in our internal control over financial reporting or to maintain effective disclosure controls and procedures and internal control over financial reporting.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors set forth below, together with all of the other information included in this prospectus, before deciding whether to purchase our securities. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.

RISKS RELATED TO OUR COMPANY

The Company Operating Subsidiary is a Development Stage Business, With A Limited History of Operations

Our new operating subsidiary, Regenecell, Inc., commenced operations in 2023 as a Florida Corporation. Accordingly, the Company has only limited history upon which an evaluation of its prospects and future performance can be made. The Company’s proposed operations are subject to all business risks associated with new enterprises. The likelihood of the Company’s success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the expansion of a business, operation in a competitive industry, and the continued development of advertising, promotions and a corresponding customer base. There is a possibility that the Company could sustain losses in the future. There can be no assurances that the Company will operate profitably.

Investment In Our Company Involves a High Degree of Risk.

An investment in the securities of our Company involves a high degree of risk. This Registration Statement contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained in this Report that are not statements of historical fact may be deemed to be forward-looking statements and Investors should not place undue reliance on such forward-looking statements which speak only as of the date of this Report. Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate,” or “continue” or comparable terminology are intended to identify forward-looking statements. The Company’s actual results could differ materially from those anticipated in these statements as a result of certain factors, including those set forth in the following risk factors and elsewhere in this Report. The Company assumes no obligation for updating any such forward-looking statements. In addition to the other information in this Report, the following risk factors should be considered carefully in evaluating the Company and its business before investing in the Shares offered hereby

Unanticipated Obstacles to Execution of the Business Plan

The Company’s business plans and strategies may change considerably.  We have acquired , Regenecell Inc. as a 60%-owned  subsidiary with the intention of expanding its business operations, and to make additional acquisitions going forward.  Although at present we are contemplating additional acquisitions of consumer products and technology companies, there can be no guarantee that our expansion plans will be successful.  In addition, future acquisitions may be capital intensive and may be subject to statutory or regulatory requirements. Management believes that the Company’s chosen activities and strategies are achievable in light of current economic and legal conditions with the skills, background, and knowledge of the Company’s principals and advisors.  Our planned growth will require significant capital expenditures, and adequate funding may not be available to our Company.  In addition, our expansion plans will also place a great deal of strain on our management team, most of whom have not had experience managing large complex business operations.   Management reserves the right to make significant modifications to the Company’s stated strategies depending on future events.

We May Not Be Able to Attract and Retain Key Personnel.

Our success depends on the efforts of our management team, especially Daniel Snyder and Steven Swank, our two Officers.  The loss of services of one or more of these key people would have a negative effect on our ability to conduct our operations. Currently we do not have key man life insurance on any of the members of our management team. Our success also depends on our ability to hire and retain additional qualified executive, production, investor management and marketing personnel. We cannot assure that we will be able to hire or retain necessary personnel.

If We Are Unable to Expand Our Business Operations and Capacities There Will Be An Adverse Effect to Our Business Plan.

We must increase the marketing and variety of our international medical tourism services and products  before we will be able to significantly increase our market share in the industry.  Increasing our business operations will involve hiring additional personnel, and spending significant funds on marketing and advertising. This will require significant capital expenditures, and we cannot guarantee that we will be able to expand our  manufacturing and marketing capabilities.

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Control of the Company

The current Officers and Directors shall contribute such time to the Company business as is reasonably necessary to effectively operate and manage said activities of the Company, shall have sole control over all operations of the Company, and shall be compensated for reasonable and necessary expenses incurred in the operation and management of the Company business.

It is understood and agreed that the Officers and Directors may be actively engaged in other business activities and pursuits, and that it is not hereby in any way prevented from continuing said activities and pursuits. However said activities and pursuits shall not be such as to harm or adversely affect this Company.

Daniel Snyder, the President and Chief Executive Office of the Company, currently owns 46,000,000 Shares of Common Stock, representing approximately 66% of the issued and outstanding Common Stock, and therefore has the ability to elected members of the Board of Directors and to control the operations of the Company.

RISKS RELATED TO OUR INDUSTRY

We Are Subject to Federal, State and Local Government Regulations Affecting the Sale of Our Services.

Our current business operations and the provision of international medical tourism services are subject to a number of federal, state and local environmental laws and regulations. These laws, regulations or the nature of our operations may require us to make significant additional capital expenditures to ensure compliance in the future. Our failure to comply with regulatory requirements and laws could result in the termination of our operations, impositions of fines, or liabilities in excess of our capital resources. We do not maintain business liability insurance, and if we are required to pay the expenses related to any regulatory liabilities, these expenses could have a material adverse effect on our operations.

Consumer Discretionary Spending May Affect Purchases of Our Services

Purchases of the products and services that we offer may be considered discretionary for consumers. Our success will therefore be influenced by a number of economic factors affecting discretionary consumer spending, such as employment levels, business conditions, interest rates and taxation rates, all of which are not under our control. Adverse economic changes affecting these factors may restrict consumer spending and thereby adversely affect our growth and profitability.

RISKS RELATED TO OUR COMMON STOCK AND THE PUBLIC MARKETS

Lack of Liquidity for Public Trading of our Shares

There is a limited public market for our Shares, which currently trade on the OTC “Pink” Market under the trading symbol “KENS”, and there can be no assurance that any public market will continue to exist for the Company’s securities.

The Company Could Potentially Face Risks Associated with Institutional Borrowing

The Company’s business plan anticipates that it may from time to time obtain bank or institutional financing in connection with its business operations. Should the Company obtain secured bank debt in the future, possible risks could arise. If the Company incurs additional indebtedness, a portion of the Company’s cash flow will have to be dedicated to the payment of principal and interest on such new indebtedness. Typical loan agreements also might contain restrictive covenants, which may impair the Company’s operating flexibility. Such loan agreements would also provide for default under certain circumstances, such as failure to meet certain financial covenants.  A default under a loan agreement could result in the loan becoming immediately due and payable and, if unpaid, a judgment in favor of such lender which would be senior to the rights of shareholders of the Company.  A judgment creditor would have the right to foreclose on any of the Company’s assets resulting in a material adverse effect on the Company’s business, operating results or financial condition.

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The market price of our Common Stock is expected to be volatile, and the market price of the Common Stock may drop.

The market price of our Common Stock has been and is likely to continue to be subject to significant fluctuations. Some of the factors that may cause the market price of our Common Stock to fluctuate include:

•	failure to meet or exceed financial and development projections we may provide to the public;

•	failure to meet or exceed financial and development projections of our shareholders and the investment community;

•	if we do not achieve the perceived benefits of the acquisition of Regenecell Inc. as rapidly or to the extent we anticipate;

•	announcements of significant acquisitions, strategic collaborations, joint ventures or capital commitments by us or our competitors;

•	additions or departures of key personnel;

•	the potential of significant lawsuits, including stockholder litigation;

•	if securities or industry analysts do not publish research or reports about our business, or if they issue adverse or misleading opinions regarding our business and stock;

•	changes in the market valuations of similar companies;

•	general market or macroeconomic conditions or market conditions in the medical tourism industry;

•	sales of securities by us or our securityholders in the future;

•	if we fail to raise an adequate amount of capital to fund our operations or continued development of our growth strategies;

•	trading volume of our Common Stock;

•	period-to-period fluctuations in our financial results.

Moreover, the stock markets in general, and the OTC Pink Sheet markets in particular,  have experienced substantial volatility that has often been unrelated to the operating performance of individual companies. These broad market fluctuations may also adversely affect the trading price of our Common Stock. In addition, a recession, depression or other sustained adverse market event could materially and adversely affect our business and the value of our Common Stock. In the past, following periods of volatility in the market price of a company’s securities, stockholders have often instituted class action securities litigation against such companies. Furthermore, market volatility may lead to increased shareholder activism if we experience a market valuation that activists believe is not reflective of our intrinsic value.

We will incur additional costs and increased demands upon management as a result of complying with the laws and regulations affecting public companies.

We will continue to incur significant legal, accounting and other expenses as a public company including costs associated with public company reporting obligations under the Exchange Act. Our management team consists of two executive officers, who will need to devote substantial time to gaining expertise related to public company reporting requirements and compliance with applicable laws and regulations to ensure that we comply with all of these requirements. Any changes we make to comply with these obligations may not be sufficient to allow us to satisfy our obligations as a public company on a timely basis, or at all. These reporting requirements, rules and regulations, coupled with the increase in potential litigation exposure associated with being a public company, could also make it more difficult for us to attract and retain qualified persons to serve on the Board of Directors or on board committees or to serve as executive officers, or to obtain certain types of insurance, including directors’ and officers’ insurance, on acceptable terms.

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If we no longer qualify as a smaller reporting company or otherwise no longer qualify for applicable exemptions, we will be subject to additional laws and regulations affecting public companies that will increase our costs and the demands on management and could harm our operating results and cash flows.

We are subject to the reporting requirements of the Exchange Act, which requires, among other things, that we file with the SEC, annual, quarterly and current reports with respect to our business and financial condition as well as other disclosure and corporate governance requirements. However, we expect to qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Exchange Act, in at least the near term, which will allow us to take advantage of many of the same exemptions from disclosure requirements, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation in this prospectus and our periodic reports and proxy statements. Once we are no longer a smaller reporting company or otherwise no longer qualify for these exemptions, we will be required to comply with additional legal and regulatory requirements applicable to public companies and will incur significant legal, accounting and other expenses to do so. If we are not able to comply with the requirements in a timely manner or at all, our financial condition or the market price of our Common Stock may be harmed.

If we fail to maintain proper and effective internal controls, our ability to produce accurate financial statements on a timely basis could be impaired.

We are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act and the rules and regulations of Nasdaq. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. We must perform system and process evaluation and testing of our internal control over financial reporting to allow our management to report on the effectiveness of our internal controls over financial reporting in our Annual Report on Form 10-K filing for that year, as required by Section 404 of the Sarbanes-Oxley Act. As a private company, Former Dianthus has never been required to test its internal controls within a specified period. This will require that we incur substantial professional fees and internal costs to expand our accounting and finance functions and that we expend significant management efforts. We may experience difficulty in meeting these reporting requirements in a timely manner. For additional information related to the risks and uncertainties of our compliance with the Sarbanes-Oxley Act, see the section above titled “Risks Related to Our Business and Operations—We have identified material weaknesses in our internal control over financial reporting which, if not corrected, could affect the reliability of our financial statements and have other adverse consequences.”

In addition to the material weaknesses described above, we may discover additional weaknesses in our system of internal financial and accounting controls and procedures that could result in a material misstatement of our financial statements. Our internal control over financial reporting will not prevent or detect all errors and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud will be detected.

If we are not able to comply with the requirements of Section 404 of the Sarbanes-Oxley Act, or if we are unable to maintain proper and effective internal controls, we may not be able to produce timely and accurate financial statements. If that were to happen, the market price of our Common Stock could decline and we could be subject to sanctions or investigations by Nasdaq, the SEC or other regulatory authorities.

We do not anticipate paying any cash dividends in the foreseeable future.

The current expectation is that we will retain our future earnings, if any, to fund the growth of our business as opposed to paying dividends. As a result, capital appreciation, if any, of our Common Stock will be your sole source of gain, if any, for the foreseeable future.

An active trading market for our Common Stock may not be sustained and our stockholders may not be able to sell their shares of Common Stock for a profit, if at all.

An active trading market for our shares of Common Stock presently does not exist in the OTC Pink Sheet market.   If an active trading market for our Common Stock does not develop, or is not sustained, it may be difficult for our stockholders to sell their shares at an attractive price or at all.

Future sales of shares by existing stockholders could cause our stock price to decline.

If security holders sell, or indicate an intention to sell, substantial amounts of our Common Stock in the public market, the trading price of our Common Stock could decline.

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Our executive officers, directors and principal stockholders will have the ability to control or significantly influence all matters submitted to our stockholders for approval.

Our executive officers, directors and principal stockholders, in the aggregate, beneficially own approximately 75% of our outstanding shares of Common Stock as of March 25, 2024. As a result, if these stockholders were to choose to act together, they would be able to control or significantly influence all matters submitted to our stockholders for approval, as well as our management and affairs. For example, these stockholders, if they choose to act together, would control or significantly influence the election of directors and approval of any merger, consolidation or sale of all or substantially all of our assets. This concentration of voting power could delay or prevent an acquisition of us on terms that other stockholders may desire.

If equity research analysts do not publish research or reports, or publish unfavorable research or reports, about us, our business or our market, our stock price and trading volume could decline.

The trading market for our Common Stock will be influenced by the research and reports that equity research analysts publish about us and our business. Equity research analysts may elect to not provide research coverage of our Common Stock, and such lack of research coverage may adversely affect the market price of our Common Stock. In the event we do have equity research analyst coverage, we will not have any control over the analysts or the content and opinions included in their reports. The price of our Common Stock could decline if one or more equity research analysts downgrade our stock or issue other unfavorable commentary or research. If one or more equity research analysts ceases coverage of us or fails to publish reports on us regularly, demand for our Common Stock could decrease, which in turn could cause our stock price or trading volume to decline.

We may be subject to adverse legislative or regulatory tax changes that could negatively impact our financial condition.

The rules dealing with U.S. federal, state and local income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the U.S. Treasury Department.

Changes to tax laws (which changes may have retroactive application) could adversely affect us or our stockholders. We will assess the impact of various tax reform proposals and modifications to existing tax treaties in all jurisdictions where we have operations to determine the potential effect on our business and any assumptions we will make about our future taxable income. We cannot predict whether any specific proposals will be enacted, the terms of any such proposals or what effect, if any, such proposals would have on our business if they were to be enacted. For example, the United States recently enacted the Inflation Reduction Act of 2022 (“IRA”), which implements, among other changes, a 1% excise tax on certain stock buybacks. In addition, beginning in 2022, the Tax Cuts and Jobs Act eliminates the currently available option to deduct research and development expenditures and requires taxpayers to amortize them generally over five years. The U.S. Congress is considering legislation that would restore the current deductibility of research and development expenditures, however, there is no assurance that the provision will be repealed or otherwise modified. Such changes, among others, may adversely affect our effective tax rate, results of operation and general business conditions.

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MARKET PRICE AND DIVIDEND INFORMATION

Market Information and Holders

(a)

Kenilworth exited from Bankruptcy Proceedings in September of 1998, its Common Stock, which had been trading on the NASDAQ National Market, is now trading on the OTC Pink Sheets under the old trading symbol “KENS”. The following table sets forth high and low closing sales prices for our Common Stock, as reported on the OTC Pink Sheets.

2021
January 1, 2021 Through March 31, 2021	$0.016	$0.05
April 1, 2020 Through June 30, 2021	$0.02	$0.10
July 1, 2020 Through September 30, 2021	$0.02	$0.19
October 1, 2020 Through December 31, 2021	$0.10	$0.65

2022
January 1, 2022 Through March 30, 2022	$0.11	$0.05
April 1, 2022 Through June 30, 2022	$0.12	$0.05
July 1, 2019 Through September 30, 2022	$0.11	$0.05
October 1, 2019 Through December 31, 2022	$0.09	$0.05

2023	LOW	HIGH

January 1, 2023 Through March 31, 2023	$0.04	$0.20
April 1, 2023 Through June 30, 2023	$0.04	$0.20
July 1, 2023 Through September 30, 2023	$0.05	$0.20
October 1, 2023 Through December 31, 2023	$0.07	$0.19

(b) Holders. There were approximately 2601 registered holders of record of Common Stock plus an undetermined number of beneficial holders (in banks and brokerages) of Kenilworth as of March 31, 2024.

(c) Dividends. We have never declared or paid any cash dividends on our capital stock. We currently intend to retain all available funds and any future earnings to support our operations and finance the growth and development of our business. We do not intend to pay cash dividends on our Common Stock for the foreseeable future. Any future determination to pay dividends will be at the discretion of the Board of Directors and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions and restrictions imposed by applicable laws and other factors the Board of Directors deems relevant.

(d) The Company has outstanding 69,699,525 Common Shares as of June 30, 2024. In the future, all of the restricted shares may have the restriction lifted pursuant to SEC Rule 144 in the event that the Company is eligible for Rule 144.

USE OF PROCEEDS

We are not selling any securities under this prospectus and will not receive any proceeds from the sale of the Resale Shares covered hereby.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties, including those described in the section titled “Cautionary Statement Concerning Forward-Looking Statements” included elsewhere in this prospectus. Our actual results and the timing of selected events could differ materially from those discussed below. Factors that could cause or contribute to such differences include, but are not limited to, those identified below and those set forth under the section titled “Risk Factors” included elsewhere in this prospectus.

Forward-looking statements contained in this MD&A include statements about, among other things:

•	specific and overall impacts of the COVID-19 pandemic on our financial condition and results of operations;
•	our beliefs regarding the market and demand for our services;
•	our ability to develop and launch new products that are attractive to the market and stimulate customer demand for these products;
•	our expectations with respect to any strategic partnerships or other similar relationships we may pursue;
•	the competitive landscape of our industry;
•	general market, economic and political conditions;
•	our business strategies and objectives;
•

our expectations regarding our future operations and financial position, including revenues, costs and prospects, and our liquidity and capital resources, including cash flows, sufficiency of cash resources, efforts to reduce expenses and the potential for future financings;

•	our ability to remediate any material weakness and maintain effective internal control over financial reporting; and
•	the impact of the above factors and other future events on the market price of our Common Stock.

RESULTS OF OPERATIONS

Since we exited from bankruptcy proceedings on September 28, 1998, we have had no revenues from operations, and therefore sustained losses from operating expenses amounting to $126,906 for the first Nine months of 2023 and $45  in 2022. Kenilworth has had no revenues from operations since exiting from Bankruptcy Proceedings in September 1998.

On September 30, 2023, the Company completed a Share Exchange in which it acquired a 60% controlling equity interest in Regenecell, Inc., a Florida corporation which has been newly-formed and is engaged in the business of medical travel consulting and referral services. The Founder and President of Regenecell, Steven Swank, exchanged 600,000 of his Shares of Common Stock of Regenecell, Inc. for 2,000,000 Shares of Common Stock of the Company in a tax-free exchange. As a result of this transaction, of the total 1,000,000 Shares of Common Stock of Regenecell, Inc. authorized, issued, and outstanding, the Company owns 600,000 Shares representing 60%, and Mr. Swank owns the remaining 400,000 Shares, representing a 40% minority interest.

Kenilworth had revenues from operations in 2023 amounting to $12,000, as a result of the acquisition of the business operations of Regenecell, Inc

LIQUIDITY AND CAPITAL RESOURCES

Current management, under the guidance of our two Officers, has several plans it hopes to put in place. Our intentions are to protect the shareholders and Directors and bring the Company into a well- run 21st century cutting edge company through the following steps:

a.)	Expand the business operations of our Regenecell subsidiary to capitalize on the increasing popularity and affordability of international medical tourism and concierge medical travel services.

b.)

In addition, the Company’s management team is presently reviewing acquisition opportunities in both the emerging medical technologies field as well as in emerging energy technologies.  As of the date of this filing, the Company has not entered into any definitive agreements with respect to any future acquisition opportunities.

Of course, there are no assurances that we can obtain the financing or achieve these goals.  However, the Company is continuing to restructure its corporate operations designed to focus the Company’s efforts on its core business, achieve profitability from operations, and maximize shareholder value.

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Basis of Presentation

The audited financial statements of the Company  for the fiscal years ended December 31, 2021, 2022, and 2023, and the audited financial statements of Regenecell, Inc. from its inception through September 30, 2023  include a summary of our significant accounting policies and should be read in conjunction with the discussion below. In the opinion of management, all material adjustments necessary to present fairly the results of operations for such periods have been included in these audited and unaudited financial statements. All such adjustments are of a normal recurring nature.

Critical Accounting Policies and Estimates

Use of Estimates

The financial statements and related disclosures are prepared in conformity with United States generally accepted accounting principles (“GAAP”). The Company must make estimates and judgments that affect the amounts reported in the financial statements and accompanying notes. Estimates are used for, but not limited to revenue recognition, allowances for doubtful accounts, useful lives for depreciation and amortization, loss contingencies, income taxes, and the assumptions used for web site development cost classifications. Actual results may be materially different from those estimated. In making its estimated, the Company considers the current economic and legislative environment.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of 90-days or less to be cash equivalents.

Accounts Receivable, Contract Assets and Contract Liabilities (Deferred Revenue)

Receivables represent both trade receivables from customers in relation to fees for the Company’s services and unpaid amounts for benefit services provided by third-party vendors, such as healthcare providers for which the Company records a receivable for funding until the payment is received from the customer and a corresponding customer obligations liability until the Company disburses the balances to the vendors.

The Company provides for an allowance for doubtful accounts by specifically identifying accounts with a risk of collectability and providing an estimate of the loss exposure. Management considers all contract receivables as of December 31, 2018 and 2017 to be fully collectible, therefore an allowance for doubtful accounts is not provided for.

The Company records accounts receivable when its right to consideration becomes unconditional. Contract assets primarily relate to the Company rights to consideration for services provided that they are conditional on satisfaction of future performance obligations.

The Company records contract liabilities (deferred revenue) when payments are made or due prior to the related performance obligations being satisfied. The current portion of the Company contract liabilities is included in accrued liabilities in its consolidated balance sheets. The Company does not have any material contract assets or long-term contract liabilities.

At December 31, 2022 and 2023, the Company had no deferred revenue.

Property and Equipment

Property and equipment are stated at cost and are depreciated using primarily the straight-line method over the following estimated useful lives: furniture, fixtures, manufacturing and computer equipment — 3 to 7 years; leasehold improvements — over estimated useful life of asset. Expenditures for renewals and betterments are capitalized whereas expenditures for repairs and maintenance are charged to income as incurred. Upon sale or disposition of property and equipment, the difference between the unamortized cost and the proceeds is recorded as either a gain or a loss.

Fair Value Measurements

The Company measures fair value based on the price that the Company would receive upon selling an asset or pay to transfer a liability in an orderly transaction between market participants at the measurement date. Various inputs are used in determining the fair value of assets or liabilities. Inputs are classified into a three-tier hierarchy, summarized as follows:

Level 1 – Quoted prices in active markets for identical assets or liabilities

Level 2 – Other significant observable inputs

Level 3 – Significant unobservable inputs

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When Level 1 inputs are not available, the Company measures fair value using valuation techniques that maximize the use of relevant observable inputs (Level 2) and minimizes the use of unobservable inputs (Level 3).

Revenue Recognition

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers, and issued subsequent amendments to the initial guidance in August 2015, March 2016, April 2016, May 2016, and December 2016 within ASU 2015-14, ASU 2016-08, ASU 2016-10, ASU 2016-12 and ASU 2016-20, respectively. The core principle of this new revenue recognition guidance is that a company will recognize revenue when promised goods or services are transferred to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The new guidance defines a five-step process to achieve this core principle. The new guidance also requires more detailed disclosures to enable users of financial statements to understand the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The new guidance provides for two transition methods, a full retrospective approach and a modified retrospective approach.

On January 1, 2018, the Company adopted ASC Topic 606 using the modified retrospective method with no impact to the opening retained earnings and determined there were no changes required to its reported revenues as a result of the adoption. An analysis of contracts with customers under the new revenue recognition standard was consistent with the Company's current revenue recognition model, whereby revenue is recognized primarily on the date products are shipped to the customer. The Company has enhanced its disclosures of revenue to comply with the new guidance.

Results for reporting periods beginning after January 1, 2018 are presented under ASC Topic 606, while prior period amounts were not adjusted and continue to be reported in accordance with ASC Topic 605, "Revenue Recognition."

We recognize revenue for merchandise sales, net of expected returns and sales tax, at the time of delivery of the product to our customers. When merchandise is shipped to our customers, we estimate receipt based on historical experience. Revenue is deferred and a liability is established for sales returns based on historical return rates and sales for the return period. We recognize an asset and corresponding adjustment to cost of sales for our right to recover returned merchandise. At each financial reporting date, we assess our estimates of expected returns, refund liabilities and return assets. Our performance obligations for unfulfilled merchandise orders are typically satisfied within one week. Shipping and handling fees charged to customers relate to fulfillment activities and are included in net sales with the corresponding costs recorded in cost of sales.

Income Taxes and Uncertain Tax Positions

The Company accounts for income taxes in accordance with the accounting guidance on income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax basis, and net operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The difference is related to a change in the tax accounting method.

A valuation allowance is recorded against deferred tax assets in these cases when management does not believe that the realization is more likely than not. While management believes that its judgements and estimates regarding deferred tax assets and liabilities are appropriate, significant differences in actual results may materially affect the Company’s future financial results.

For financial reporting purposes, the Company recognizes tax positions claimed or expected to be claimed based upon whether it is more likely than not that the tax position will be sustained upon examination. The Company has no tax positions as of December 31, 2018 and 2017 for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibles. Interest, if any, related to income tax liabilities is included in interest expense. Penalties, if any, related to income tax liabilities are included in operating expense. The Company is subject to examination for federal and state authorities for years 2015 and thereafter.

The Company reports their deferred tax liabilities and deferred tax assets, together as a single noncurrent item on their classified balance sheet as required by the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Update (“ASU”) No. 2015-7 “Income Taxes (Topic 740) – Balance Sheet Classification of Deferred Taxes” (ASU 2015-17).

Recent Accounting Pronouncements

The Company qualifies as an emerging growth company (“EGC”) under the Jumpstart Our Business Startups Act (JOBS Act) which qualifies it to use the private company application dates for all FASB issued ASUs for its first five years of operation after going public. The Company has elected to use the private company application dates for all accounting pronouncements discussed below.

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In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”), requiring an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The updated standard will replace most existing revenue recognition guidance in GAAP when it becomes effective and permits the use of either a full retrospective or retrospective with cumulative effect transition method. The FASB has also issued several updates to ASU 2014-09. In August 2015, the FASB issued ASU 2015-14 which defers the effective date of ASU 2014-09 one year, making it effective for annual reporting periods beginning after December 15, 2018. The Company has not yet selected a transition method and is currently evaluating the impact the adoption of this guidance will have on its financial statements.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which revises the accounting related to lessee accounting. Under the new guidance, lessees will be required to recognize a lease liability and a right-of-use (ROU) asset for all leases. For finance leases, the lessee would recognize interest expense and amortization of the ROU asset, and for operating leases, the lessee would recognize a straight-line total lease expense. The new lease guidance also simplified the accounting-for-sale and leaseback transactions, primarily because lessees must recognize lease assets and lease liabilities. In July 2018, the FASB issued ASU No. 2018-10, Codification Improvements to Topic 842, Leases, which provides clarity on various narrow aspects of the original guidance. Also, in July 2018, the FASB issued ASU No. 2018-11, Leases (Topic 842): Targeted Improvements, which amends the lease guidance on separating components of a contract. In December 2018, the FASB issued ASU No. 2018-20, Leases (Topic 842): Narrow-Scope Improvements for Lessors, which provides an accounting policy election for lessors. In March 2019, the FASB issued ASU No. 2019-01, Leases (Topic 842): Codification Improvements, which clarifies the lease codification surrounding fair value determination, presentation on the cash flow statement, and transition disclosure. The standards are effective for annual and interim reporting periods within those years beginning after December 15, 2020, and early adoption is permitted. This ASU should be applied through a modified, retrospective transition approach for leases existing at-or entered into after-evaluation, at the beginning of the earliest comparative period presented in the financial statements. The Company’s management expects the new guidance to have a material impact on its financial statements.

In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments (“ASU 2016-15”). ASU 2016-15 provides guidance on how certain cash receipts and cash payments should be presented and classified in the statement of cash flows with the objective of reducing existing diversity in practice with respect to these items. ASU 2016-15 is effective for annual periods, and interim periods within those years, beginning after December 15, 2018. Early adoption is permitted. ASU 2016-15 requires a retrospective transition method. However, if it is impracticable to apply the amendments retrospectively for some of the issues, the amendments for those issues would be applied prospectively as of the earliest date practicable. The Company is currently evaluating the impact the adoption of this guidance will have on its statement of cash flows.

In January 2017, the FASB issued ASU No. 2017-04, Intangibles-Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment (“ASU 2017-04”). The ASU simplifies the measurement of goodwill impairment by eliminating the requirement that an entity compute the implied fair value of goodwill based on the fair values of its assets and liabilities to measure impairment. Instead, goodwill impairment will be measured as the difference between the fair value of the reporting unit and the carrying value of the reporting unit. The ASU also clarifies the treatment of the income tax effect of tax deductible goodwill when measuring goodwill impairment loss. ASU 2017-04 is effective for reporting periods beginning after December 15, 2021. The Company’s management does not expect the adoption of this new guidance to have a material effect on the Company’s financial statements.

In June 2018, the FASB issued ASU No. 2018-07, Compensation-Stock Compensation (Topic 718): Improvements to Nonemployee Share-based Payment Accounting. The amendments in this ASU expand the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees. An entity should apply the requirements of Topic 718 to nonemployee awards except for specific guidance on inputs to an option pricing model and the attribution of cost (that is, the period of time over which share-based payment awards vest and the pattern of cost recognition over that period). The amendments specify that Topic 718 applies to all share-based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. The amendments also clarify that Topic 718 does not apply to share-based payments used to effectively provide (1) financing to the issuer or (2) awards granted in conjunction with selling goods or services to customers as part of a contract accounted for under Topic 606, Revenue from Contracts with Customers. The amendments in the ASU are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted, but no earlier than an entity’s adoption date of Topic 606. The Company’s management does not expect the adoption of this new guidance to have a material effect on the Company’s financial statements.

The Company does not believe any other recently issued but not yet effective accounting pronouncement, if adopted, would have a material effect on its present or future financial statements.

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Off-Balance Sheet Arrangements

The Company does not engage in off-balance sheet transactions.

CAUTIONARY STATEMENT FOR PURPOSES OF THE “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND RISK FACTORS

The information contained in this Form 10-K and Kenilworth’s other filings with the Securities Exchange Commission contain “forward-looking” statements within the meaning of section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and is subject to the safe harbors created thereby. Such information involves important risks and uncertainties.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this Annual Report on this Form 10-K contains statements that are forward-looking, including, but not limited to, statements relating to our business strategy and development activities as well as other capital spending, financing sources, the effects of regulation (including gaming and tax regulations), expectations concerning future operations, margins, profitability and competition. Any statements contained in this Form 10-K that are not statements of historical fact may be deemed to be forward- looking statements. Without limiting the generality of the foregoing, in some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “would,” “could,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “continue” or the negative of these terms or other comparable terminology. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by us. These risks and uncertainties include, but are not limited to, our lack of recent operating history, existing management, general domestic or international economic conditions, pending or future legal proceedings, changes in federal or state tax laws or the administration of such laws, changes in gaming laws or regulations (including the legalization of gaming in certain jurisdictions), applications for licenses and approvals under applicable jurisdictional laws and regulations (including gaming laws and regulations). You should not place undue reliance on any forward-looking statements, which are based only on information currently available to us. We undertake no obligation to publicly release any revisions to such forward-looking statements to reflect events or circumstances after the date of this 10-K report for the year ended December 31, 2023, and subsequent events reported in this FORM 10-K.

Risk & Uncertainties

Going Concern

In an effort to have Kenilworth Systems Corporation reorganize and restructure its business model the company has begun looking into ways to monetize their proprietary data access, to seek accretive business combinations, and to identify Nasdaq-qualified merger candidates that are privately held seeking a public listing of their shares. We have no way to predict the future of this company; however, currently the corporation shows indications of growth moving into 2024.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We are a smaller reporting company, as defined by Rule 12b-2 under the Exchange Act, and in Item 10(f)(1) of Regulation SK,  and are not required to provide the information under this item.

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BUSINESS

Overview

Kenilworth Systems Corporation hereinafter referred to as “Kenilworth”, the “Company” or “we”, was incorporated on April 25, 1968, under the laws of the State of New York, and reincorporated in the State of Wyoming in 2023, where it is currently domiciled. Kenilworth has been a publicly traded Company since August 1968 formerly on the National NASDAQ Market, and presently on the OTC Pink Sheet Market (trading symbol “KENS”).

On September 30, 2023, the Company completed a Share Exchange in which it acquired a 60% controlling equity interest in Regenecell, Inc., a Florida corporation which has been newly-formed and is engaged in the business of medical travel consulting and referral services. The Founder and President of Regenecell, Steven Swank, exchanged 600,000 of his Shares of Common Stock of Regenecell, Inc. for 2,000,000 Shares of Common Stock of the Company in a tax-free exchange. As a result of this transaction, of the total 1,000,000 Shares of Common Stock of Regenecell, Inc. authorized, issued, and outstanding, the Company owns 600,000 Shares representing 60%, and Mr. Swank owns the remaining 400,000 Shares, representing a 40% minority interest.

Regenecell provides medical travel and concierge services and serves as an intermediary between people and healthcare professionals around the world. Our goal is to facilitate meaningful connections between patients and doctors, clinics or specialists in different medical areas, from aesthetic treatments to psychological therapies. We offer global access to a network of experts so that every individual can find the medical care they need, regardless of geographic location. We believe in enabling access to quality care, providing support and choice to those seeking to improve their well-being anywhere in the world.

At the present time, we intend to carry on and expand Regenecell’s business operations in the international medical tourism, medical travel consulting, and medical concierge referral services as our sole line of business.  In addition, Kenilworth Systems Corporation and its management team are exploring opportunities to modifying its current structure into a Corporate Holding Company. The process for expanding our business operations in this manner is currently under discussion, and, if initiated, will allow the Company to acquire controlling equity interests in other emerging technology and service companies.

The “Medical Tourism” Industry

Medical tourism is the term commonly used to describe the phenomenon of people traveling outside their home country primarily for the purpose of seeking medical treatment and operative procedures.  Traditionally, international medical travel was done by patients from less developed countries to major medical centers in a developed country for treatment that was not available in their home country.  However, the term ‘medical tourism’ today generally refers to people from developed countries traveling to less developed countries for medical care,  because the procedures they seek can be performed in other countries at relatively low cost and without the delay and inconvenience of being placed on a waiting list.

Americans tend to travel abroad from medical services for two principal reasons: (1) to obtain services that are not yet permitted in the United States but are legal in other countries, such as some stem cell therapies, and (2)  medical services that are legal in the United States but are much less expensive in the destination countries, such as joint replacement surgery, cardiac surgery, cosmetic surgery, bariatric surgery, and dental surgery.

Medical travel is expected to increase significantly in the next 5–10 years.  However, very few reliable epidemiologic data on medical tourism currently exist. Prevalence estimates for medical tourism range from 60 000 to 750 000 medical tourists annually. One reason for the differences in estimates is that various groups define medical tourism in different ways, and may include travelers going to spas and for therapeutic services and traditional healing.

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The most common categories of procedures that people pursue during medical tourism trips include cosmetic surgery, dentistry, cardiology (cardiac surgery), and orthopedic surgery. Other common surgeries include bariatric and reproductive procedures.  Common destinations for Americans include Thailand, Mexico, Singapore, India, Malaysia, Cuba, Brazil, Argentina,  Costa Rica, and the Dominican Republic. The type of procedure and the destination need to be considered when reviewing the risk of travel for medical care.

The majority of medical tourists currently rely on private companies or ‘medical concierge’ services such as our Company to identify high-quality foreign healthcare facilities and physicians, and generally they pay for their care out of pocket. Some insurers and large employers have been developing alliances with overseas hospitals as a means to control healthcare costs, and several major medical schools in the United States have developed joint initiatives with overseas providers, such as the Harvard Medical School Dubai Center, The Johns Hopkins Singapore International Medical Center, and the Duke-National University of Singapore.  At present it is not known whether such joint ventures will serve to increase the number of people who go abroad for healthcare.

The Services We Provide

Regenecell provides a wide range of services to its clients, including:

INTERNATIONAL MEDICAL APPOINTMENTS.  We connect our clients with the best medical providers in the world for psychological, aesthetic, physical, gynecological, cardiovascular, dental, and other medical treatments.

TRANSPORTATION.  We provide for every transportation detail of our client’s medical trip.  From arrival at the airport to accommodations and medical appointments, we offer our clients a personalized transportation and transfer services to make their experience comfortable and hassle-free.

ACCOMMODATIONS.  We have a staff dedicated to providing the best possible accommodations in the country where you will be receiving healthcare services, along with 24/7 customer service.

Competition

We expect to face intense competition from other “medical concierge” companies as the industry expands and our Company grows and expands our business operations.

Employees and Human Capital Resources

As of June 30, 2024, we had no employees, with all of the business operations of the Company being conducted by our two Officers.

Facilities

We are currently maintain our executive offices in space provided at no cost by the President of the Company.  As the company expands, we believe suitable additional, or substitute space will be available as and when needed.

Legal Proceedings

From time to time, we may be involved in litigation and other legal proceedings arising in the ordinary course of our business. We are not currently a party to or aware of any potential legal proceedings.  In the event of any future litigation, the outcome of any claims or litigation, regardless of the merits, is inherently uncertain. Regardless of the outcome, litigation and other legal proceedings can have a material adverse impact on us, our business, financial condition, results of operations or cash flows because of defense and settlement costs, and diversion of management resources.

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MANAGEMENT

ITEM 10 — DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

NAME	AGE	OFFICES AND POSITIONS HELD	FIRST ELECTED DIRECTOR OF KENILWORTH
DAN W. SNYDER	72	CHAIRMAN OF THE BOARD, PRESIDENT, TREASURER	2022
STEVEN SWANK	83	DIRECTOR, SECRETARY	2023
RICHARD J CRUSE	83	DIRECTOR	2023
JAY A. CUNNINGHAM, SR.	85	DIRECTOR	2023

DAN W. SNYDER is currently the Chairman of the Board of Directors and serves as President/CEO and Principal Accounting Officer of the Company. Mr. Snyder is an experienced public company officer with demonstrated leadership abilities directing efforts in sales and operations, corporate development, corporate governance, and overseeing financial activities. His extensive experience conducting analytical process for merger or acquisition candidates, capital formation and financings of all types will support the Company’s continuing business operations. Mr. Snyder is expected to leverage his experience in accounting, finance, the capital markets, data management and enterprise IT solutions as the Company expands its operations.

STEVEN SWANK was appointed as a Director and Secretary of the Company in September, 2023 following the acquisition by the Company of a 60% controlling interest in Regenecell, Inc., a Company of which Mr. Swank was the President and Founder.

Mr. Swank, age 83, has been involved with many companies throughout his career, with management roles in various companies in the real estate, technology, bioscience, and textile industries, and most recently founded Regenecell, Inc. in June, 2023. A graduate of St. Petersburg (FL) Junior College, Mr. Swank also served with the Indiana National Guard from 1963 to 1969.

RICHARD J. CRUSE was appointed to the Board of Directors on November 28, 2023 Mr. Cruse, age 83, is a retired business executive and entrepreneur, with extensive experience in the building materials industry, and, from 1993 until 2022, in the emergency management field. A graduate of the University of Missouri with a B.S. Degree in Civil Engineering, Mr. Cruse brings to the Company extensive experience in sales, marketing, and budget planning.

JAY A. CUNNINGHAM, SR. was appointed to the Board of Directors on November 28, 2023. Mr. Cunningham, age 85, is a retired Federal Civil Service employee with over 33 years of service, including 23 years with the Federal Emergency Management Agency (FEMA). He is currently employed as Senior Grants Manager with CDR Maguire-Emergency Management in Panama City, FL. Mr. Cunningham is a graduate of the University of Missouri with a B.S. Degree in Civil Engineering.

All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Officers are elected annually by the board of directors and serve at the discretion of the board.

CRIMINAL/BANKRUPTCY/SEC VIOLATIONS WITHIN THE LAST FIVE (5) YEARS

NONE

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Kenilworth’s Executive Officers and Directors, and persons who beneficially own more than ten percent (10%) of our Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Executive Officers, Directors and greater than ten percent (10%) beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.   As of December 31, 2022, and through this filing date, only the President, Dan W. Snyder, owns more than ten percent (10%) of the common stock.

AUDIT COMMITTEE AND CHARTER

The following Charter has been adopted with respect to an Audit Committee:

The Audit Committee of the Board of Directors (the “Audit Committee”) shall have the responsibility to assist the Board of Directors in fulfilling its fiduciary and other obligations with respect to accounting and financial matters. The Audit Committee will be composed of at least two (2) Independent Directors.

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Specifically, and without limiting the generality of the foregoing, the Audit Committee shall:

1.)

Review the adequacy and effectiveness of the Company’s system of internal financial controls and accounting practices to achieve reliability and integrity in the Company’s financial statements and initiate such examinations of such controls and practices as the Audit Committee deems advisable.

2.)	Review the qualification, performance and independence of the Company’s independent auditors and recommend independent auditors for appointment annually by the Board of Directors.

3.)	Prior to the commencement of the Company’s annual external audit, review with the Company’s independent auditors the scope of their audit function and estimated audit fees.

4.)	Subsequent to completion of the Company’s annual external audit, review the report and recommendations of the independent auditors with the independent auditors and the Company’s management.

5.)	Review the annual and quarterly financial statements of the company and other financial disclosures of the Company and the accounting principles being applied in such statements and disclosures.

6.)	Review the authority and duties of the Company’s chief financial officer and chief accounting officer and the performance by each of them of their respective duties.

7.)

Review the insurance programs for the Company including professional malpractice, general liability, director and officer liability and property insurance, and the insurers carrying the Company’s insurance

8.)	Oversee the establishment and thereafter periodically review a corporate code of conduct and the Company’s policies on ethical business practices.

9.)	Prior to public release, review with management and the Independent Accountants, the financial results for the prior year including the Company’s annual report on Form 10-K.

10.)	Review the committee’s charter annually and revise as appropriate.

11.)	Meet with the Chief Financial Officer and the Independent Accountants, in separate executive sessions, to discuss any matters that the committee or these groups believe should be considered privately.

12.)	Take such other actions concerning the Company’s accounting and financial functions as the Committee deems appropriate with respect to the matters described above.

CODE OF ETHICS

The Registrant has not yet adopted a written formal Code of Ethics. However, the Registrant’s Officers intend to comply with all honest and ethical requirements including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; full, fair, accurate, timely and understandable disclosure in reports and documents that the Registrant files with or submits to the Securities and Exchange Commission and in other public communications made by the Registrant; compliance with applicable governmental laws, rules and regulations; prompt internal reporting of any violations of the foregoing to an appropriate person and accountability for adherence of the foregoing. A formal Code of Ethics is expected to be adopted shortly and will be filed with the Securities and Exchange Commission.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information, to the extent known by us or ascertainable from public filings, with respect to the beneficial ownership of our Common Stock as of March 31, 2024 by:

•	each of our directors;

•	each of our named executive officers;

•	all of our directors and executive officers as a group; and

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our Common Stock.

Beneficial ownership is determined in accordance with the rules of the SEC and thus represents voting or investment power with respect to our securities. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days of March 31, 2024. Shares of our Common Stock that an individual has the right to acquire within 60 days of March 31, 2024 are deemed to be outstanding and beneficially owned by the individual for the purpose of computing the percentage ownership of that individual, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. To our knowledge and subject to applicable community property rules, and except as otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned.

The percentage of beneficial ownership shown in the table below is based on a total of 69,699,525 shares of our Common Stock outstanding as of March 31, 2024.

Unless otherwise indicated, the address for each beneficial owner is c/o Kenilworth Systems Corporation, 721 Beach Street, Daytona Beach, FL 32114.

NAME AND ADDRESS OF BENEFICIAL OF BENEFICIAL OWNER	TITLE OF CLASS OWNERSHIP	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS

Daniel W Snyder President, CEO, and Director	Common Stock $0.01 par value	46,000,000	66%

Steven Swank Secretary, and Director	Common Stock $0.01 par value	3,356,875	5%

Richard J. Cruse Director	Common Stock $0.01 par value	1,526,390	2%

Jay A. Cunningham, Sr. Director	Common Stock $0.01 par value	1,298,803	2%

The total number of shares beneficially owned by all Directors and Executive Officers	Common Stock $ 0.01 par value	52,182,068	75%

The percentage of class has been determined with 69,699,525 shares issued and outstanding on March 31, 2024.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

None.

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SELLING STOCKHOLDERS

We are registering the shares of Common Stock in order to permit the Selling Stockholders to offer the shares for resale from time to time.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership of the shares of Common Stock by each of the Selling Stockholders. The second column lists the number of shares of Common Stock beneficially owned by each Selling Stockholder, based on its ownership of the shares of Common Stock, as of June 30, 2024.

The third column lists the shares of Common Stock being offered by this prospectus by the Selling Stockholders.

The fourth column reflects the number and percentage of shares of Common Stock beneficially owned by each Selling Stockholder, assuming the sale of all of the shares offered by the Selling Stockholders pursuant to this prospectus.

The Selling Stockholders may sell all, some or none of their shares in this Offering. See “Plan of Distribution.”

Name of Selling Stockholders	Common Stock Beneficially Owned Before Offering	Common Stock that May Be Offered Pursuant to Prospectus	Common Stock Beneficially Owned After Offering(1)
			Number	Percentage (%)

Rose Adele Arlitt	250,000	250,000	0	0%
Joseph & Adele Bolitski	500,000	500,000	0	0%
Joseph Bolitski	10,000	10,000	0	0%
Margret Broyhill	100,000	100,000	0	0%
Bruce Livergood Irr Trust	1,450,000	1,450,000	0	0%
Paul Chinn	187,260	187,260	0	0%
Judith S Clower	100,000	100,000	0	0%
Richard Cruse	1,526,390	1,526,390	0	0%
Daniel Cunningham	146,583	146,583	0	0%
Jay Arthur Cunningham and Haixia Wang JTWROS	357,900	357,900	0	0%
Jay Arthur Cunningham Sr.	940,903	940,903	0	0%
Jay Arthur Cunningham Jr.	134,300	134,300	0	0%
Dan W Snyder Rev Trust	3,020,500	3,020,500	0	0%
Melvin H Eaton II	25,000	25,000	0	0%
Nancy Epps	100,000	100,000	0	0%
Stephen Garten	1,050,017	1,050,017	0	0%
Cathie Gorden	150,000	150,000	0	0%
James Dewey Hanson Jr	550,000	550,000	0	0%
Earl Henrickson	72,813	72,813	0	0%
Horn Resources Corporation	300,000	300,000	0	0%
Harry L Hornecker	60,000	60,000	0	0%
Miles R Jacobson	153,125	153,125	0	0%
Jurojin Inc.	98,874	98,874	0	0%
Ronald Kapphahn	650,000	650,000	0	0%
Neil Kleinman	500,000	500,000	0	0%
Frank Loccisiano	83,453	83,453	0	0%
Franica Lopez	15,000	15,000	0	0%
Lumen Villa LLC	50,000	50,000	0	0%
Rannie Luper	42,116	42,116	0	0%
Michael A Maniscalco	125,000	125,000	0	0%
Benedict S Maniscalco	1,375,000	1,375,000	0	0%
Charles McCallum	100,000	100,000	0	0%
James Miller	100,001	100,001	0	0%
Phoenix Business Development, LLC	200,000	200,000	0	0%
James Pulver	165,000	165,000	0	0%
Peter Ruben	175,000	175,000	0	0%
Kathleen Safford	98,666	98,666	0	0%
David R Sandoz	50,000	50,000	0	0%
Molly Simmons	550,000	550,000	0	0%
Dan Snyder	46,000,000	6,000,000	40,000,000	64%
Scott Swank	550,000	550,000	0	0%
Steven Swank	3,271,875	3,271,875	0	0%
Tortue Capital LLC	125,000	125,000	0	0%
Triolgy Expedition	500,000	500,000	0	0%
Wellington Manor Holdings Inc.	1,100,000	1,100,000	0	0%
Kit Wong	39,502	39,502	0	0%
Tim Ferge	500,000	500,000	0	0%
Alan Wood	500,000	500,000	0	0%
James D. Hanson	1,550,000	1,550,000	0	0%
John Bortoli	500,000	500,000	0	0%

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PLAN OF DISTRIBUTION

We are registering the Resale Shares issued to the Selling Stockholders to permit the sale, transfer or other disposition of these shares by the Selling Stockholders or their donees, pledgees, transferees or other successors-in-interest from time to time after the date of this prospectus. We are not selling any Resale Shares under this prospectus and will not receive any of the proceeds from the sale by the Selling Stockholders of the Resale Shares. We will, or will procure to, bear all fees and expenses incident to our obligation to register the Resale Shares.

Each Selling Stockholder of the securities and any of their pledgees, assignees, donees, transferees or other successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of their securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may positions and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

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In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities that require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Stockholders also may transfer the securities in other circumstances, in which case the transferees, pledgees, donees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of the date that the securities (i) have been sold, pursuant to this prospectus or pursuant to Rule 144, or (ii) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, and without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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SELECTED FINANCIAL DATA

The following table summarizes certain selected financial data and is qualified by reference to, and should be read in conjunction with, the Financial Statements and related Notes thereto and with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere herein.

Selected Financial Data for the three (3) years ended December 31, 2023, are as follows:

SUMMARY OF OPERATIONS

	2023		2022		2021
Net income/ (loss) from operations		$(184,288)		$(13,558)		$(5,635)
Other income / (loss)	$	----	$	----	$	----
Net loss accumulated		$(39,464,238)		$(39,279,950)		$(15,745)
Loss per common share		$(0.02)		$(0.000)		$(0.000)
Loss per common share — diluted		$(0.02)		$(0.000)		$(0.000)
Consolidated balance sheet data:
Total current liabilities		$177,068		$300,059,835		$—
Stockholders’ Equity (deficit)		$(108,884)		$300,499,198		$14,296

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DESCRIPTION OF CAPITAL STOCK

The following is a description of our capital stock and does not purport to be complete and is subject to, and qualified in its entirety by, our amended and restated certificate of incorporation (“charter”) and our amended and restated bylaws (“bylaws”). You should refer to our charter and our bylaws for the actual terms of our capital stock.   Copies of our charter and bylaws may be obtained as described under the heading “Where You Can Find More Information” in this prospectus.

Authorized Capital Stock

Our authorized capital stock consists of 1,000,000,000 shares of Common Stock, $.01 par value, and 50,000,000 shares of unclassified preferred stock, par value $0.01 per share (“Preferred Stock”).

Common Stock

Dividends

Holders of Common Stock are entitled to receive dividends ratably, if any, as may be declared by our board of directors out of legally available funds, subject to any preferential dividend rights of any Preferred Stock then outstanding.

Voting

Holders of Common Stock are entitled to one vote for each share of Common Stock held of record for the election of directors of the Company and on all matters submitted to a vote of the stockholders. The holders of Common Stock do not have any cumulative voting rights.

Distributions on Liquidation

In the event of our dissolution, liquidation or winding up, holders of Common Stock are entitled to share ratably in our net assets legally available after the payment of all our debts and other liabilities, subject to the preferential rights of any Preferred Stock then outstanding. The rights, preferences and privileges of holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Preferred Stock that we may designate and issue in the future.

Other Rights

Holders of Common Stock are not entitled to preemptive, subscription, redemption or conversion rights, and no sinking fund provisions are applicable to Common Stock.

Preferred Stock

Under our charter, our board of directors is authorized, without further action by the stockholders, to designate and issue up to an aggregate of 50,000,000 shares of Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of Common Stock.  Our board of directors may authorize the issuance of Preferred Stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of Common Stock and the likelihood that such holders will receive dividend payments and payments upon our liquidation.

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The purpose of authorizing our board of directors to issue Preferred Stock in one or more series and determine the number of shares in the series and its rights, preferences, privileges and restrictions is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of Preferred Stock, while providing flexibility in connection with possible future financings and acquisitions and other corporate purposes could, under certain circumstances, have the effect of delaying, deferring or preventing a change in control of the company.

As of the date of this prospectus, there are no shares of Preferred Stock outstanding, and we have no present plans to issue any shares of Preferred Stock.

OTC Pink Sheet Market Listing

Our Common Stock is listed on OTC Pink Sheet market under the symbol “KENS.”

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Madison Stock Transfer, Inc. The transfer agent and registrar’s address is 2500 Coney Island Ave., Brooklyn NY 11223, and its telephone number is (718) 627-4453.

LEGAL MATTERS

Certain legal matters, including the legality of the securities offered, has been passed upon for us by Law Offices of Peter Berkman PLLC, Lutz, FL.   Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements of Kenilworth Systems Corporation and its subsidiary Regenecell, Inc. as of December 31, 2023 and 2022, and for each of the two years in the period ended December 31, 2023, included in this registration statement have been audited by Olayinka Oyebola & Co., Chartered Accountants, an independent registered public accounting firm registered with the Public Company Accounting Oversight Board, as stated in their report. Such financial statements are included in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and are required to file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains an Internet website (http://www.sec.gov) that contains reports, proxy and information statements, and various other information about us.

Information about us is also available at our website at http://www.Regenecellinc.com. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. However, the information on our website is not a part of this prospectus and is not incorporated by reference into this prospectus.

We have filed a registration statement on Form S-1/A with the SEC relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours please be aware that the reference is only a summary and that you should refer to the exhibits that are part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement through the SEC’s website or our website.

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INDEX TO AUDITED FINANCIAL STATEMENTS

KENILWORTH SYSTEMS CORPORATION

F-1

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Kenilworth Systems Corporation.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Kenilworth Systems Corporation. (the "Company") as of December 31, 2023, and 2022 and the related consolidated statements of operations, changes in shareholders' equity and cash flows, for each of the two years in the period ended December 31, 2023, and the related notes collectively referred to as the "financial statements”. In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023, and 2022, and the results of its operations and its cash flows for the year ended December 31, 2023, in conformity with U.S. generally accepted accounting principles.

Going Concern

The accompanying consolidated financial statements have been prepared assuming the company will continue as a going concern as disclosed in Note 3 to the financial statement, the Company has incurred a net loss of $184,288 for the year ended December 31, 2023, and a working capital deficit of $108,884 and accumulated deficit of $39,464,238 at December 31, 2023. The continuation of the Company as a going concern through December 31, 2023, is dependent upon improving the profitability and the continuing financial support from its stockholders. Management believes the existing shareholders or external financing will provide additional cash to meet the Company’s obligations as they become due. These factors raise substantial doubt about the company’s ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of the uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB. We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. Communication of critical audit matters does not alter in any way our opinion on the financial statements taken as a whole and we are not, by communicating the critical audit matters, providing separate opinions on the critical audit matter or on the accounts or disclosures to which they relate. As of December 31, 2023 below is the critical audit matter communicated.

F-2

Going Concern

We determined the Company’s ability to continue as a going concern as a critical audit matter due to the uncertainty regarding the Company’s available capital and continuous losses.

How the Critical Audit Matter was Addressed in the Audit:

Our principal audit procedures related to the going concern include:

1.	We assessed whether the Company’s determination that there is substantial doubt about its ability to continue as a going concern was adequately disclosed.

2.

We performed testing procedures such as analytical procedures to identify conditions and events that indicate there could be substantial doubt about the entity's ability to continue as a going concern for a reasonable period of time.

3.	We reviewed and evaluated management's plans for dealing with adverse effects of these conditions and events.

OLAYINKA OYEBOLA & CO.

(Chartered Accountants)

We have served as the Company's auditor since July 2022.

June 24, 2024.

Lagos Nigeria

F-3

KENILWORTH SYSTEMS CORPORATION

CONSOLIDATED BALANCE SHEETS

	December 31, 2023	December 31, 2022

ASSETS
Current Assets
Cash	$19,699	$702
Due from Related Party	$40,000	$40,000
Subscription Receivables	$5,000	$5,000
Prepaid expense	$3,485	$3,485
Total current assets	$68,184	$49,187

License agreements
Security deposits
Intellectual Property – Proprietary Databases and Technology	$-	$270,450,011
Trademarks and Tradenames	$-	$30,000,000

TOTAL ASSETS	$68,184	$300,499,198

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current Liabilities
Accounts payable and accrued expenses	4,000	4,000
Due to related parties	$60,314	$48,335
Note Payable	$10,600	$300,007,500

Total current liabilities	$79,914	$300,059,835

Total other liabilities	$-	$-
TOTAL LIABILITIES	$177,068	$300,059,835

Stockholders' Equity
Series A convertible preferred stock, par value $0.01 – authorized 50,000 shares, 12,500 shares, issued and outstanding	$125	$125
Series B convertible preferred stock, par value $0.01 - authorized 300,000 shares, and 0 shares issued and outstanding, respectively	$-	$-
Series C convertible preferred stock, par value $0.01 - authorized 10,000 shares, 0 shares issued and outstanding, respectively	$-	$-
Common stock, par value $0.01 - authorized 1,000,000,000 shares, 63,749,525 and 50,004,185 shares issued and outstanding, respectively as of December 31, 2023, and 2022 respectively	$637,495	$500,042
Additional paid-in-capital	$38,795,899	$39,219,146
Accumulated deficit	$(39,446,101)	$(39,279,950)
Non Controlling Interest	5,851
TOTAL STOCKHOLDERS' EQUITY	$(6,731)	$439,363

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$68,184	$300,499,198

The accompanying notes are an integral part of these consolidated audited financial statements.

F-4

KENILWORTH SYSTEMS CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	DECEMBER 31,	DECEMBER 31,
	2023	2022
Operating revenue:
Revenue	$12,000	$—
Cost of sales	$—	$—
Gross Profit	12,000	—
Operating expenses:

Bank Charges & Fees	$797	$180
Legal & Professional Services	$29,817	$5,750
General and Administrative Expense	147,537	$7,500
Total operating expenses	$178,151	$(13,358)

Loss from operations	$(166,151)	$(13,358)

Other Income (expenses)
Total other income/(expense)	$—	$—

Net Income/ loss	$(166,151)	$(13,358)

Earnings per share
Basic	$(0.002)	$(0.0003)

The accompanying notes are an integral part of these audited financial statements.

F-5

KENILWORTH SYSTEMS CORPORATION AND

CONSOLIDATED CHANGES IN STOCKHOLDERS’ EQUITY

			Series A
	Common Stock		Preferred Stock		Additional			Total
	Shares	Amount	No. of shares	Amount	Paid in Capital	NCI	Accumulated Deficit	shareholders’ equity

Balance as of January 1, 2022,	49,504,185	$495,042	12,500	$125	$39,219,146	$-	$(39,266,592)	$447,721
Common Stock issued during the year	500,000	5,000	-	-	-	-	-	5,000
Net Loss for the year						-	(13,358)	(13,358)
Balance as of December 31, 2022	50,004,185	$500,042	12,500	$125	$39,219,146	$-	$(39,279,950)	$439,363

Balance as of January 1, 2023	50,004,185	$500,042	12,500	$125	$39,219,146	$-	$(39,279,950)	$439,363
Common Stock issued for cash	11,745,340	117,453	-	-	(423,247)	-	-	(305,794)
Common stock issued for acquisition	2,000,000	20,000	-	-	-	-	-	20,000
NCI	-	-	-	-	-	5,851	-	5,851
Net loss for the year	-	-	-	-	-	-	(166,151)	(166,151)
Balance as of December 31, 2023	63,749,525	$637,495	12,500	$125	$38,795,899	$5,851	$(39,446,101)	$(6,731)

The accompanying notes are an integral part of these consolidated financial statements.

F-6

KENILWORTH SYSTEMS CORPORATION

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2023, AND 2022

	DECEMBER 31, 2023	DECEMBER 31, 2022
Cash flows from operating activities:		-
Net loss from operations	$(166,151)	$(13,358)
Adjustments to reconcile net loss to net
cash used in operating activities:
Paid in capital	$10,000	$-
Common stock issued for services	$-	$-
Changes in:
Receivables & Due from related party	$38,399	$(5,000)
Accruals & Due to related party	$-	$5,750

Net cash used in operating activities	$(104,307)	$(12,608)

Cash flows from investing activities	$-	$-

Net cash used in investing activities	$-	$-

Cash flows from financing activities	$-
Proceed from common stock	117,453	-
NCI	5,851
Net cash provided by financing activities	$123,304	$12,500

Net decrease in cash	$18,997	$(108)

Cash, beginning of period	$702	$810
Cash, end of period	$19,699	$702

The accompanying notes are an integral part of these consolidated financial statements.

F-7

KENILWORTH SYSTEMS CORPORATION

 NOTE TO THE CONSOLIDATED FINANCIAL STATEMENT

DECEMBER 31, 2023, AND 2022

Note 1 – THE COMPANY AND NATURE OF BUSINESS

Kenilworth Systems Corporation hereinafter referred to as “Kenilworth”, the “Company” or “we”, was incorporated on April 25, 1968, under the laws of the State of New York. Kenilworth has been a publicly traded Company since August 1968 formerly on the National NASDAQ Market, presently on the OTC Pink Sheet Market since emerging from Bankruptcy Proceedings in September 1998. Kenilworth has since been presented as a Development Stage Company, a designation we still ardently object to.

Note 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America. The Company’s year-end is December 31.

Principle of consolidation

The consolidated financial statements include the accounts of Kenilworth Systems Corporation and its wholly owned subsidiaries: Regenecel Inc.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. The Company had $19,699 and $702 cash as of December 31, 2023.

F-8

KENILWORTH SYSTEMS CORPORATION

NOTE TO THE CONSOLIDATED FINANCIAL STATEMENT

DECEMBER 31, 2023, AND 2022

Fair Value of Financial Instruments

AS topic 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1:	defined as observable inputs such as quoted prices in active markets;
Level 2:	defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and
Level 3:	defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash and the Company’s loan from shareholder approximates its fair value due to their short-term maturity.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification No. 605, “Revenue Recognition” ("ASC-605"), ASC-605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company will defer any revenue for which the product has not been delivered or services not provided or is subject to a refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required. As of December 31, 2023, the Company has generated revenue of $12,000.

Basic Income (Loss) Per Share

The Company computes income (loss) per share in accordance with FASB ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. As of December 31, 2023, there were no potentially dilutive debt or equity instruments issued or outstanding.

F-9

KENILWORTH SYSTEMS CORPORATION

NOTE TO THE CONSOLIDATED FINANCIAL STATEMENT

DECEMBER 31, 2023, AND 2022

 Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Recent Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

Note 3 – GOING CONCERN UNCERTAINTY

For the year ended December 31, 2023, the Company incurred net losses of approximately $166,151.

These factors create substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern.

The ability of the Company to continue as a going concern is dependent on the Company generating cash from the sale of its common stock and/or obtaining debt financing and attaining future profitable operations. Management’s plans include selling its equity securities and obtaining debt financing to fund its capital requirement and ongoing operations; however, there can be no assurance the Company will be successful in these efforts.

Note 4 – PAYROLL TAXES PAYABLE

The Company has not had payroll and no payroll taxes due as since 2012. These balances were assigned to personally to President Dan Snyder by the IRS as stated in the prior reported December 31st, 2023, Form 10-K.

Note 5 – SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before consolidated financial statements are issued, the Company has evaluated all events or transactions that occurred after December 31, 2023, up through the date the Company issued the audited consolidated financial statements and determined that there are no events to disclose.

F-10

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder on Form S-1 (other than underwriting discounts and commissions, if any) are set forth below. The Selling Stockholders will not bear any portion of such expenses. Each item listed is estimated, except for the SEC registration fee:

SEC registration fee	$716.00
Legal fees and expenses	$10,000.00
Accounting fees and expenses	$10,000.00
Printing and miscellaneous expenses	$2,500,00

Total	$23,216.00

Item 14. Indemnification of Officers and Directors

Section 17-16-852 of Wyoming Statutes provides that a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because he was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.

Kenilworth may, in the future, maintain general liability insurance which covers certain liabilities of its directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities

On March 26, 2024,  in order to provide us with additional capital for our business development programs, we completed a private placement of shares of Common Stock pursuant to a Securities Purchase Agreements. Pursuant to and subject to the terms and conditions of these Securities Purchase Agreements, Kenilworth issued and sold, and certain of the Selling Stockholders named in this Registration Statement 2,250,000 shares of Common Stock for an aggregate purchase price of $55,000.   These issuances were made in transactions not involving a public offering pursuant to an exemption from the registration requirements of the Securities Act, in reliance upon Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder, or under any state securities laws.

On September 30, 2023, concurrently with the acquisition of a 60% controlling interest in Regenecell, Inc., Kenilworth issued 2,000,000 Shares of its Common Stock to Steven Swank in exchange for 600,000 of his shares of Common Stock in Regenecell, Inc.   The issuance was made in a transaction not involving a public offering pursuant to an exemption from the registration requirements of the Securities Act, in reliance upon Section 4(a)(2) of the Securities Act.

On September 30, 2023, concurrently with the acquisition of a 60% controlling interest in Regenecell, Inc., Kenilworth issued 200,000 Shares of its Common Stock to Phoenix Business Development LLC in lieu of cash compensation for services valued at $20,000.   The issuance was made in a transaction not involving a public offering pursuant to an exemption from the registration requirements of the Securities Act, in reliance upon Section 4(a)(2) of the Securities Act.

During the Quarter Ended March 31, 2024, the Company issued a total of 5,950,000 Shares of Common Stock, including 4,250,000 Shares to its Directors for services rendered in lieu of cash compensation, and 1,700,000 Shares to three investors for aggregate consideration of $59,500.

33

Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits

Exhibit Number	Description

3.1+	Restated Articles of Incorporation in Wyoming

3.2+	Amended and Restated By-Laws

5.1*	Opinion of the Law Offices of Peter Berkman, PLLC

21.1*	Subsidiaries of the Registrant

23.1*	Consent of Olayinka Oyebola $ Co., Chartered Accountants, independent registered public accounting firm

23.2*	Consent of The Law Offices of Peter Berkman, PLLC (included in Exhibit 5.1).

101.INS	Inline XBRL Instance Document.

101.SCH	Inline XBRL Taxonomy Extension Schema Document.

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.

101.LAB	Inline XBRL Taxonomy Extension Labels Linkbase Document.

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

107+	Filing Fee Table.

* +	Filed herewith. Previously filed.

(b)	Financial statement schedules

None.

Item 17. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Filing Fee Table” in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

(4)

That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration  statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

34

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this A registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Daytona Beach, FL., on August 8, 2024.

KENILWORTH SYSTEMS CORPORATION

By:	/s/ Daniel Snyder
Daniel Snyder
Chief Exec. Officer and Chief Financial Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel Snyder	President, Chief Executive Officer and Director	August 8, 2024
Daniel Snyder	(Principal Executive Officer)

/s/ Daniel Snyder	Chief Financial Officer (Principal Accounting Officer)	August 8, 2024
Daniel Snyder

/s/ Steven Swank	Secretary and Director	August 8, 2024
Steven Swank

/s/ Richard J. Cruse	Director	August 8, 2024
Richard J. Cruse

/s/ Jay A. Cunningham, Sr.	Director	August 8, 2024
Jay A. Cunningham Sr.

35